EXHIBIT 10.43
                          SUPPLEMENTAL
               COMMITMENT TO GUARANTEE OBLIGATIONS
                               BY
                  THE UNITED STATES OF AMERICA
                           ACCEPTED BY
                   OMI HUDSON TRANSPORT, INC.,
                                   SHIPOWNER


     This SUPPLEMENTAL COMMITMENT TO GUARANTEE OBLIGATIONS (the "Supplemental Commitment") dated as of January 27, 1994, is made and entered into on said date by the UNITED STATES OF AMERICA (the "United States"), represented by the SECRETARY OF TRANSPORTATION, acting by and through the MARITIME ADMINISTRATOR, successor by operation of law to the Secretary of Commerce, acting by and through the Assistant Secretary of Commerce for Maritime Affairs (the "Secretary"), and accepted on said date by OMI HUDSON TRANSPORT, INC., a Delaware corporation (the "Shipowner") .

RECITALS:

     A. On November 20, 1980 (the "First Closing Date") OMI Clover Transport, Inc. (formerly Ogden Clover Transport, Inc.) ("Clover") and the Secretary entered into a Commitment to Guarantee Obligations, Contract No. MA-9926 (the "Guarantee Commitment") under the provisions of Title XI of the Merchant Marine Act, 1936, as amended (the "Act") to provide for a portion of the financing of the Construction of one chemical oil product tanker vessel named OMI DYNACHEM (ex OGDEN DYNACHEM) (the "Vessel"). Unless otherwise expressly provided herein or in Amendment No. 1 to Restated Security Agreement, as hereinafter defined, the terms used herein and defined in Schedule X to the Restated Security Agreement, Contract No. MA-9928 (a copy of which is attached hereto as Schedule One) shall have the respective meanings set forth in said
Schedule X.

     B. On the First Closing Date, in connection with the execution and delivery of the Guarantee Commitment (1) Clover and Citibank, N.A., a national banking association (the "Indenture Trustee") entered into the Indenture; (2) the Secretary and the Indenture Trustee entered into the Authorization Agreement, Contract No. MA-9927; (3) Clover and the Secretary entered into the Security Agreement, Contract No. MA-9928 ("Security Agreement");
(4) Clover executed and delivered to the Secretary the Secretary's
Note in the aggregate principal amount of $ 24,000,000; (5) OMI Bulk Transport, Inc., (formerly Ogden Bulk Transport, Inc.) a Delaware corporation and the parent company of Clover ("Bulk") and the Secretary entered into the Title XI Reserve Fund and Financial Agreement, Contract No. MA-9936; (6) Clover, the Secretary and Citibank, N.A., a national banking association (the "Depository") entered into the Depository Agreement, Contract No. MA-9930

("Depository Agreement"); (7) Clover issued and delivered United States Government Guaranteed Ship Financing Notes, Series A in the aggregate principal amount of $36,000,000; and (8) Clover executed and delivered or caused to be executed and delivered various assignments and guarantees described in the Security Agreement as further security to the Secretary;

     C. On May 21, 1981, Clover issued and delivered United States Government Guaranteed Ship Financing Bonds in the aggregate principal amount of $9,000,000 ("Initial Series A Obligations"), United States Government Guaranteed Ship Financing Bonds in the aggregate principal amount of $35,000,000 ("Initial Series B Obligations"), and United States Government Guaranteed Ship Financing Bonds in the aggregate principal amount of $13,500,000 ("Initial Series C Obligations" and, together with the Initial Series A Obligations and Initial Series B Obligations, hereinafter called the Initial Obligations) under an Underwriting Agreement dated as of May 14, 1981 to the Underwriters named therein and in connection therewith, Clover executed and delivered to the Secretary the Mortgage, Contract No. MA-9929;

     D.   In connection with the issuance of the Initial
Obligations, Clover and the Secretary entered into Amendment No. 1 to the Security Agreement dated May 21, 1981;

     E. On September 29, 1983 The Bank of New York, not in its individual capacity but solely as owner trustee under the Trust Agreement dated as of September 1, 1983, for the benefit of the trustor named therein, (the "Bank") acquired the Vessel from Clover and on the date thereof, duly executed and delivered Assumption and Amendment No. 2 to Indenture, among the Bank, Clover and the Indenture Trustee, pursuant to which the Bank assumed all of Clover's obligations under the Indenture and the Initial Obligations;

     F. On August 12, 1987, in connection with the acquisition of the Vessel by the Shipowner, the Bank, the Shipowner, Clover and the Secretary entered into Amendment No. 3 to Security Agreement (said amendment, together with the Security Agreement, Amendment No. 1 thereto dated May 21, 1981 and Amendment No. 2 thereto dated September 29, 1983 herein called the "Original Security Agreement") whereby the Bank was released from all obligations, duties and liabilities under the Original Security Agreement and whereby the Shipowner assumed all of the obligations of the Bank under the Original Security Agreement, as the same was further amended and restated in its entirety in the form of the Restated Security Agreement dated August 12, 1987 between the Shipowner and the Secretary (the "Restated Security Agreement");

     G.   From and after the execution and delivery of Amendment
No. 3 and the Restated Security Agreement, the rights, obligations, duties and liabilities of the Shipowner and the Secretary under the

Original Security Agreement, as amended and assumed by the Shipowner pursuant to Amendment No. 3, are governed and determined solely under the Restated Security Agreement and the various instruments and documents executed by the Shipowner pursuant thereto;

     H. Immediately prior to the execution and delivery of this Supplemental Commitment there were Outstanding Initial Obligations issued by the Shipowner and guaranteed by the Secretary in the aggregate principal amount of $ 23,437,500, consisting inter alia of $12,187,500 principal amount of Initial Series B Obligations;

     I. All of the Initial Series B Obligations have been duly called for redemption and, in order to refinance the Initial Series B Obligations, the Shipowner has entered into a Bond Purchase Agreement dated as of January 27, 1994, with the Purchaser named therein ("Refinancing Bond Purchase Agreement") providing for the sale and delivery on January 27, 1994 (the "Refinancing Closing Date"), of $12,187,500 aggregate principal amount of sinking fund bonds bearing interest at the rate of 5.35% per annum and maturing on March 4, 2001 (the "Dynachem Series B Obligations"). The remaining funds necessary for the redemption of the Initial Series B Obligations will be paid by the Shipowner;

     J. The Shipowner will on the Refinancing Closing Date enter into Supplemental Indenture No. 5 to Indenture with the Indenture Trustee and will authorize the issuance under the Indenture of the Dynachem Series B Obligations, which Dynachem Series B Obligations under the terms hereof are to be issued for the purpose of (i) aiding in the refinancing of the existing Initial Series B Obligations and (ii) modifying and restating the terms of the form of the existing Initial Series B Obligations by (a) reducing the interest rate thereof, (b) changing the schedule of premiums in connection with an optional redemption and (c) adding the right of the Secretary to assume the Dynachem Series B Obligations after a Default by the Shipowner, as permitted by Public Law 98-595.

     K. The Dynachem Series B Obligations when duly executed, authenticated and delivered pursuant to the Indenture, as supplemented by Supplemental Indenture No. 5 to Indenture, will constitute the legal, valid and binding obligations of the Shipowner in accordance with their respective terms. The Dynachem Series B Obligations shall be as stated in Supplemental Indenture No. 5 to Indenture and in substantially the form attached thereto having the maturity date and interest rate set forth in the Refinancing Bond Purchase Agreement and the Dynachem Series B Obligations.

     L. Under Amendment No. 5 to the Authorization Agreement to be entered into on the Refinancing Closing Date between the Secretary and the Indenture Trustee ("Amendment No. 5 to Authorization Agreement"), the Indenture Trustee will be authorized to endorse and execute on each of the Dynachem Series B Obligations issued on such date, by means of the facsimile signature of the Maritime Administrator or Acting Maritime Administrator and the facsimile seal of the Department of Transportation, and to authenticate and deliver, a guarantee by the Secretary of the payment in full of all of the unpaid interest on, and the unpaid balance of the principal of, each Dynachem Series B Obligation, including interest accruing between the date of default under such Dynachem Series B Obligation and the date of payment by the Secretary (individually a "Guarantee" and collectively the "Guarantees").

     M. On the Refinancing Closing Date, the Shipowner as further security to the Secretary for the payment to the Secretary of the principal of, and the interest due or to become due on, the Secretary's Note will execute and deliver an endorsement to Secretary's Note (the "Endorsement No. 4 to Secretary's Note"), will enter into Amendment No. 1 to Restated Security Agreement ("Amendment No. 1 to Restated Security Agreement") and will execute and deliver Supplement No. 4 to First Preferred Ship Mortgage ("Supplement No. 4 to Mortgage").

     N.   On the Refinancing Closing Date, the Shipowner, the
Depository and the Secretary will execute and deliver Amended and Restated Depository Agreement ("Depository Agreement").

     O. On the Refinancing Closing Date, the Shipowner, Bulk and certain affiliates of the Shipowner will execute and deliver the Confirmation of Cross Guarantee ("Confirmation of Cross
Guarantee").

                           WITNESSETH

     That under the provisions of Title XI of the Merchant Marine Act, 1936, as amended and in effect on the date hereof (said provisions, as so amended and in effect on the date hereof, being herein called "Title XI") and in consideration of (i) the execution and delivery on or before the date hereof of the Refinancing Bond Purchase Agreement, (ii) the covenants of the Shipowner contained herein, (iii) the payment by or on behalf of the Shipowner to the Secretary of the charges for this Supplemental Commitment pursuant to Section 1104A (f) of Title XI and (iv) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secretary hereby commits itself as herein provided.

     Annexed to each counterpart of this Supplemental Commitment are forms of the Refinancing Bond Purchase Agreement, Supplemental Indenture No. 5 to Indenture, the Dynachem Series B Obligations, Amendment No. 5 to Authorization Agreement, Amendment No. 1 to Restated Security Agreement, Endorsement No. 4 to Secretary's Note, Supplement No. 4 to Mortgage, Amended and Restated Depository Agreement and Confirmation of Cross Guarantee.

     The Refinancing Bond Purchase Agreement, Supplemental Indenture No. 5 to Indenture, the Obligations, Amendment No. 5 to Authorization Agreement, Amendment No. 1 to Restated Security Agreement, Endorsement No. 4 to Secretary's Note, Supplement No. 4 to Mortgage, Amended and Restated Depository Agreement and Confirmation of Cross Guarantee shall be executed and delivered on the Refinancing Closing Date substantially in the respective forms annexed hereto, or as approved by the Secretary and consented to by the Shipowner except that the blanks therein shall be filled in as contemplated therein and herein.

                            ARTICLE I

          FINDINGS AND DETERMINATIONS OF THE SECRETARY

     Pursuant to Section 1104A (d) of Title XI, the Secretary has found that the property or project with respect to which the Obligations will be issued, will be, in his opinion, economically sound.

     Pursuant to Sections 1101(f) and 1104A (b)(2) of Title XI and the third paragraph of Article I of the Guarantee Commitment, the Secretary confirmed his prior determination of the Actual Cost of the Vessel. In addition, the Secretary has redetermined the Depreciated Actual Cost of the Vessel as of December 31, 1993, and found that the aggregate principal amount of the Obligations will not, in the aggregate, exceed 87 1/2% of the Depreciated Actual Cost of the Vessel, as determined by the Secretary.

     Pursuant to Sections 1104A (b)(3) and 1104A (b)(5) of Title XI, respectively, the Secretary has determined that the Stated Maturity of the Dynachem Series B Obligations has changed to March 4, 2001 and is satisfactory and that the interest rate to be borne by the Dynachem Series B Obligations exclusive of the charges for the Guarantee Fee (and service charges, if any) to be issued on the Refinancing Closing Date to be reasonable taking into account the range of interest rates prevailing in the private market for similar loans and risks assumed by the Secretary.

                           ARTICLE II

               COMMITMENT TO GUARANTEE OBLIGATIONS

     The United States, represented by the Secretary, HEREBY COMMITS ITSELF TO GUARANTEE (as provided in the Dynachem Series B Obligations and the Guarantees) the payment of the unpaid interest on, and the unpaid balance of the principal of, the Dynachem Series B Obligations, including interest accruing between the date of default under the Dynachem Series B Obligations and the payment in full of the Guarantees; and to effect this Supplemental Commitment hereby commits itself to execute and deliver Amendment No. 5 to Authorization Agreement and Amendment No. 1 to Restated Security Agreement on the Refinancing Closing Date.

                           ARTICLE III

                THE DYNACHEM SERIES B OBLIGATIONS

     The Dynachem Series B Obligations shall be substantially in the form of Exhibit 1 to Supplemental Indenture No. 5 to Indenture (or such other form as shall be approved by the Secretary and consented to by the Shipowner, and shall be subject to all of the terms and conditions set forth in the Indenture as supplemented by Supplemental Indenture No. 5 to Indenture. Supplemental Indenture No. 5 to Indenture, the Dynachem Series B Obligations, Amendment No. 1 to Restated Security Agreement, Endorsement No. 4 to Secretary's Note, Supplement No. 4 to Mortgage, Amended and Restated Depository Agreement and Confirmation of Cross Guarantee shall be executed and delivered by the parties thereto, substantially simultaneously with the execution and delivery of Amendment No. 5 to Authorization Agreement. The forms of Supplemental Indenture No. 5 to Indenture, the Dynachem Series B Obligations, Amendment No. 5 to Authorization Agreement, Amendment No. 1 to Restated Security Agreement, Endorsement No. 4 to Secretary's Note, Supplement No. 4 to Mortgage, Amended and Restated Depository Agreement and Confirmation of Cross Guarantee are hereby approved by the Secretary.

                           ARTICLE IV

                   COVENANTS OF THE SHIPOWNER

     The Shipowner represents and, until termination of the Supplemental Commitment, agrees:

     (a) that the Vessel has been constructed in a shipyard within the United States and has been documented and will remain documented under the laws of the United States;

     (b) to maintain records of all amounts paid or obligated to be paid by or for the account of the Shipowner for the Construction of the Vessel;

     (c)  that the documents referred to in Paragraph (f) of
Article IV of the Guarantee Commitment, as amended and supplemented with the consent of the Secretary, remain in full force and effect;

     (d) to execute and deliver Amendment No. 1 to Restated Security Agreement, Supplemental Indenture No. 5 to Indenture, Endorsement No. 4 to Secretary's Note to reflect the issuance of the Dynachem Series B Obligations, Supplement No. 4 to Mortgage, Amended and Restated Depository Agreement and Confirmation of Cross Guarantee.

     (e) to furnish to the Secretary, promptly upon written request, such reasonable, material and pertinent reports, evidence, proof or information in addition to that furnished pursuant to the further provisions of this Supplemental Commitment or in the application for this Supplemental Commitment under Title XI or otherwise available to the Secretary, as the Secretary may reasonably deem necessary or appropriate in connection with the performance of the Secretary of his duties and functions under the Act;

     (f) to permit the Secretary, promptly upon request, to make such reasonable, material and pertinent examination and audit of its books, records and accounts and to take such information therefrom and make such transcripts or copies thereof, as the Secretary may reasonably deem necessary or appropriate in connection with the performance by the Secretary of his duties and functions under the Act; and

     (g) to maintain its United States citizenship within the meaning of Section 2 of the Shipping Act, 1916, as amended, and 46 C.F.R. Part 355 for the purpose of operating the Vessel in the foreign and coastwise trades of the United States, to the satisfaction of the Secretary and, at the time of the execution and delivery of Amendment No. 5 to Authorization Agreement to submit to the Secretary such supplemental proof of citizenship as the Secretary may deem appropriate to evidence the continued United States citizenship of the Shipowner for said purpose.

                            ARTICLE V

             CONDITIONS TO EXECUTION AND DELIVERY OF
         AMENDMENT NO. 5 TO AUTHORIZATION AGREEMENT AND
         AMENDMENT NO. 1 TO RESTATED SECURITY AGREEMENT

     Amendment No. 5 to Authorization Agreement shall be executed and delivered by the Secretary and the Indenture Trustee; Amendment No. 1 to Restated Security Agreement by the Shipowner and the Secretary; and Supplement No. 4 to Mortgage by the Shipowner and the Secretary. The obligation of the United States, represented by the Secretary, to execute and deliver Amendment No. 1 to Restated Security Agreement on the Refinancing Closing Date shall be subject to the following conditions unless waived in writing by the
Secretary:

      (a)(i) The Refinancing Closing Date shall occur within one year of December 22, 1993; and (ii) on the Refinancing Closing Date the Vessel shall be in the same condition as when delivered by the Shipbuilder, ordinary wear and tear excepted and the Shipowner shall have furnished to the Secretary a communication with respect to the Vessel that there have been no unusual occurrences (or a full description of such occurrences, if any), which would adversely affect the condition of the Vessel;

     (b) On the Refinancing Closing Date, the Vessel shall be free and clear of any claim, lien, charge, mortgage or other encumbrance of any character (except as otherwise permitted by Section 2.04 of Exhibit 1 to the Restated Security Agreement) and a Certificate of the Shipowner shall be delivered to the Secretary to the foregoing effect; and Supplemental Indenture No. 5 to the Indenture and the Obligations to be sold on the Refinancing Closing Date shall have been duly executed and delivered;

     (c) On the Refinancing Closing Date, the Shipowner shall be a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, and shall have furnished to the Secretary three (3) executed affidavits setting forth data showing such citizenship;

     (d) On the Refinancing Closing Date, there shall have been delivered to the Secretary (i) two executed copies of Supplemental Indenture No. 5 to Indenture; (ii) one executed copy and one true copy of the Refinancing Bond Purchase Agreement; (iii) two executed copies of the opinions of counsel referred to in the Refinancing Bond Purchase Agreement; (iv) two specimen copies of the Obligations issued under Supplemental Indenture No. 5 to Indenture; and (v) two executed copies of all other documents delivered by the Shipowner or the Indenture Trustee on the Refinancing Closing Date;

     (e) The following representations and warranties of the Shipowner shall have been made to the Secretary in writing and shall be true on the Refinancing Closing Date;

          (i) The Shipowner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has not failed to qualify to do business in any jurisdiction in the United States in which its business or properties require such qualification, has paid or caused to be paid all taxes assessed against it (except to the extent such taxes are being contested in good faith and for the payment of which the Shipowner has adequate reserves); has full corporate power, authority and legal right to own its properties and assets and to conduct its business as presently conducted and to enter into and carry out the terms and provisions of this Supplemental Commitment and each of the agreements and instruments referred to herein in which it is named a party:

          (ii) this Supplemental Commitment and each of the agreements and instruments referred to herein heretofore executed and delivered in which the Shipowner is named a party constitutes (and each of the agreements and instruments referred to herein not heretofore executed and delivered concurrently herewith in which the Shipowner is named a party, when duly executed and delivered, will constitute), in accordance with their respective terms, a legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other, laws relating to or affecting the enforcement of creditors' rights as from time to time in effect;

          (iii) the execution and delivery by the Shipowner of this Supplemental Commitment and each of the agreements and instruments referred to herein in which it is named a party, consummation by the Shipowner of the transactions contemplated hereby and thereby and compliance by the Shipowner with all of the terms and provisions of this Supplemental Commitment and each of the agreements and instruments referred to herein in which it is named a party or by which it is bound will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or (except as contemplated thereby) result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Shipowner pursuant to the terms of any indenture, charter, mortgage, deed of trust, loan agreement or other agreement or instruments to which the Shipowner is a party, or by which the Shipowner is bound or to which any of the property or assets of the Shipowner is subject, nor will such action result in a violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Shipowner or any of its properties.

          (iv) no consent, approval, authorization, order, registration or qualification of or with, or notice to, any court or any governmental agency or body is legally required for the issue and sale of the Dynachem Series B Obligations on the Refinancing Closing Date in connection with the other transactions contemplated by this Supplemental Commitment or any of the agreements or instruments referred to herein, except such as have been duly obtained, effected or given, such as are not required to be obtained, effected or given at or before the date hereof and such as may be required under state securities or Blue Sky Laws in connection with the purchase of such Dynachem Series B Bonds, and no review of any such action has been commenced or requested; and

          (v) there is no litigation, proceeding or investigation pending or, to the best of the Shipowner's knowledge, threatened (or to the best of the Shipowner's knowledge any basis therefore) involving the Shipowner or any of its property or affecting this Supplemental Commitment, Supplemental Indenture No. 5 to Indenture, the Obligations, Amendment No. 1 to Restated Security Agreement, or the Guarantees which could, if adversely determined, materially and adversely affect the carrying out of the obligations of any of the parties to such documents.

          (vi) there is no outstanding security agreement under the Uniform Commercial Code of any state of the United States with respect to the Vessel or with respect to any of the agreements entered into or to be entered into and referred to herein to which the Shipowner is a party nor any effective filing of any analogous agreement or instrument to which the Shipowner is a party under the laws of any jurisdiction except in favor of the Secretary and except with respect to the Security Agreement; and

     (h) On the Refinancing Closing Date, the Secretary shall have received an opinion of Preston Gates Ellis & Rouvelas Meeds, special counsel to the Shipowner, to the effect stated in the form annexed hereto as Schedule Two;

     (i) At least ten (10) Business Days prior to the Refinancing Closing Date, there shall have been delivered to the Secretary a pro forma balance sheet, as of the Refinancing Closing Date, certified by a Responsible Officer of Bulk, reflecting the issuance of the Obligations;

     (j) On the Refinancing Closing Date, all charges, levied or assessed by the Secretary under Section 1104A (f) of Title XI in the amount of $ 52,750 shall have been paid by or for the account of the Shipowner;

     (k) At least ten (10) Business Days prior to the Refinancing Closing Date, the Shipowner shall have provided to the Secretary satisfactory evidence of insurance in accordance with the terms of the Restated Security Agreement;

     (l) The Shipowner shall have performed without material breach its agreements under Article IV hereof, and the further terms, conditions and provisions of this Supplemental Commitment shall have been complied with in all material aspects;

     (m) There shall not have occurred any event which constitutes (or after any period of time or any notice, or both, would constitute) a "Default" under the Restated Security Agreement; and

     (n) On or prior to the Refinancing Closing Date, the Shipowner shall have deposited or caused the deposit with the Indenture Trustee funds sufficient (including principal, accrued interest and premium) to redeem all of the Outstanding Initial Series B Obligations and shall have furnished the Indenture Trustee with irrevocable instructions to apply such funds for the redemption of such Initial Series B Obligations at premium.

     (o) On the Refinancing Closing Date, the Shipowner, Bulk and certain affiliates of the Shipowner shall have executed and delivered the Confirmation of Cross Guarantee.

                           ARTICLE VI

              VARIATION OF SUPPLEMENTAL COMMITMENT

     No variation from the terms and conditions hereof shall be permitted except pursuant to an amendment executed by the Secretary and accepted by the Shipowner.

                           ARTICLE VII

      TERMINATION OR ASSIGNMENT OF SUPPLEMENTAL COMMITMENT

     This Supplemental Commitment shall terminate and the parties hereto shall have no further rights or obligations hereunder upon the issuance of the Dynachem Series B Obligations.

     This Supplemental Commitment may not be assigned by the Shipowner without the prior written approval of the Secretary.

                          ARTICLE VIII

                   CONFORMITY WITH REGULATIONS

     None of the regulations hereafter issued, whether or not under Title XI of the Act, is a part of or affects this Supplemental Commitment in any respect, but the provisions of the regulations issued under Title XI as in effect on the date hereof (46 CFR 298) shall control the provisions of the Supplemental Commitment, except to the extent modified pursuant to the provisions of 46 CFR 298.13(h).

                           ARTICLE IX

                          MISCELLANEOUS

     The table of contents and the titles of the Articles are inserted as a matter of convenient reference and shall not be construed as a part of this Supplemental Commitment. This Supplemental Commitment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     For all purposes of this Supplemental Commitment, unless otherwise expressly provided herein and unless the context otherwise requires:

     (a)  The terms "hereof", "herein", "hereby", "hereto",
"hereinafter", "hereunder" and "herewith" refer to this Supplemental Commitment as the same may be supplemented or amended as herein provided; and

     (b) The terms used herein, which are defined in Schedule X, as amended, to the Restated Security Agreement, annexed hereto or by reference therein to other instruments shall have the respective meanings stated in Schedule X, as amended, or such other instruments.

     IN WITNESS WHEREOF, this Supplemental Commitment to Guarantee Obligations has been executed by the United States and accepted by the Shipowner all as of the day and year first above written.

                                   UNITED STATES OF AMERICA
                                   SECRETARY OF TRANSPORTATION,

                                   By:  MARITIME ADMINISTRATOR


                                   By:/s/ James Saari
                                           Secretary
                                           Maritime Administration
[Seal]
Attest:

By:/s/ John Salisbury
        Assistant Secretary
        Maritime Administration
                                   ACCEPTED:

                                   OMI HUDSON TRANSPORT, INC.
                                                 Shipowner

                                   By:/s/ Kathleen C. Haines
                                   Title: Vice President

[Seal]
Attest:

By:/s/ Anya Starosolska
Title: Secretary and Counsel